Exhibit 10.5
[Letterhead of Glenn Nussdorf]

January 25, 2012

Perfumania Holdings, Inc.
35 Sawgrass Drive, Suite 2
Bellport, New York 11713
Attn: Michael W. Katz

Re:    Voting Agreement

Dear Mr. Katz:
Reference is made to that certain Voting Agreement (the "Voting Agreement") made and entered into as of December 23, 2011, by and among Perfumania Holdings, Inc., a Florida corporation ("Parent"), Glenn Nussdorf ("Mr. Nussdorf") and Ruth Nussdorf ("Ms. Nussdorf"). Capitalized terms used but not defined herein have the meanings given to them in the Voting Agreement.
The number of shares reported as beneficially owned by Mr. Nussdorf in the Voting Agreement inadvertently "double counted" the shares of Company Common Stock held by Ms. Nussdorf. The correct number of shares of Company Common Stock that should have been listed on Mr. Nussdorf's signature page to the Voting Agreement is 2,049,013.
Similarly, Schedule I to the Voting Agreement overstated the number of shares of Company Common Stock beneficially owned by Mr. Nussdorf. The table in Schedule I as it relates to Mr. Nussdorf should have read as follows:
Number of Shares Beneficially Owned by Glenn Nussdorf with:

SOLE VOTING POWER:	1,799,013
SHARED VOTING POWER:	250,000
SOLE DISPOSITIVE POWER:	1,799,013
SHARED DISPOSITIVE POWER:	250,000

In order to correct these inadvertent errors, in accordance with Section 15(c) of the Voting Agreement, please countersign this letter to indicate Perfumania's agreement to amend the Voting Agreement to reflect Mr. Nussdorf's ownership of Company Common Stock as indicated herein.
Very truly yours,
/s/ Glenn Nussdorf
Glenn Nussdorf

Accepted and Agreed:

Date: January 25, 2012
PEFUMANIA HOLDINGS, INC.
By:     /s/ Michael W. Katz
    Name: Michael W. Katz
    Title: President & CEO